EXHIBIT  23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the inclusion in this Registration Statement of Walker Financial Corporation on Form SB-2, Amendment # 1 (File No. 333-132902) of our report dated March 17, 2006 which includes an explanatory paragraph as to the Company's ability to continue as a going concern with respect to our audits of the consolidated financial statements ofWalker Financial Corporation as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.


/s/  Marcum  &  Kliegman  llp

Marcum  &  Kliegman  llp
New  York,  New  York
May  4,  2006